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[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

                                                   PRICEWATERHOUSECOOPERS LLP
                                                   CHARTERED ACCOUNTANTS
                                                   PO Box 82
                                                   Royal Trust Tower, Suite 3000
                                                   Toronto Dominion Centre
                                                   Toronto, Ontario
                                                   Canada M5K 1G8
                                                   Telephone +1 416 863 1133
                                                   Facsimile +1 416 365 8215




CONSENT OF INDEPENDENT ACCOUNTANTS


We make reference to the Registration Statement on Form F-10 to be filed with the United States Securities and Exchange Commission on November 10, 2005. We hereby consent to the incorporation by reference therein of our report dated March 15, 2005 on the consolidated balance sheets of Barrick Gold Corporation as at December 31, 2004 and 2003 and the consolidated statements of income, cash flows and shareholders' equity and comprehensive income for each of the years in the three year period ended December 31, 2004 prepared in accordance with US generally accepted accounting principles which appear in Barrick Gold Corporation's 2004 Annual Report.



(SIGNED) "PRICEWATERHOUSECOOPERS LLP"


Chartered Accountants
Toronto, Ontario
November 10, 2005





PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.